EXHIBIT 99.1

Press Release                                          FirstBank NW Corp. (FBNW)

Company Release - 8/12/05

--------------------------------------------------------------------------------

FIRSTBANK NW CORP. REPORTS RECORD FIRST QUARTER EARNINGS AND LOAN GROWTH

         Highlights for the First Fiscal Quarter 2006:
          o EPS Growth: up 19.2% compared to the same quarter a year ago with Net Income up 19.3% compared to the same quarter a year ago
          o Net Loans Receivable Growth: up 23.6% compared to the same quarter a year ago
          o    Deposit Growth: up 17.7% compared to the same quarter a year ago
          o    Net Interest Margin: 4.47% vs. 4.43% a year ago
          o Improved Return on Average Tangible Equity: 13.7% vs. 12.8% a year ago

CLARKSTON, WA - August 12, 2005 - FirstBank NW Corp. (the Company) (Nasdaq:
FBNW) today announced another quarter of strong financial results driven by the ongoing economic strength in its market areas. For the quarter ended June 30, 2005, diluted earnings per share increased 19.2% to $0.62 compared to $0.52 for the same quarter a year ago. Net income for the quarter was up 19.3% to $1.9 million compared to $1.6 million for the same quarter a year ago. At June 30, 2005, net loans receivable was 23.6% higher than a year ago, and grew at a 29% linked-quarter pace (annualized) during the first fiscal quarter. Similarly, deposit balances as of June 30, 2005 were 17.7% higher than the quarter ended June 30, 2004 and increased at a 33% linked-quarter pace (annualized).

For the first fiscal quarter of 2006 the Company's return on average tangible equity was 13.7% compared to 12.8% for the quarter ended June 30, 2004, while the return on average assets for the current quarter and the comparable quarter in 2004 remained relatively unchanged at 0.9%. The net interest margin was higher for the quarter ended June 30, 2005, at 4.47% compared to 4.43% in the quarter ended June 30, 2004.

"While we continue to realize excellent loan demand throughout our market area, the loan growth during the quarter was primarily driven by construction lending in the Boise, Idaho market, and commercial real estate in the Boise and Coeur d'Alene, Idaho and Spokane, Washington markets," said Clyde E. Conklin, President and Chief Executive Officer.

LOAN GROWTH AND CREDIT QUALITY:

At June 30, 2005, net loans receivable grew to $603.0 million, up $115.1 million from $487.9 million a year ago. Loan growth on a linked-quarter basis was $40.9 million, a 29% (annualized) pace. Loan growth was well distributed by region and by loan type, as commercial, construction, and commercial real estate lending were strong.

The credit quality of the Company's loan portfolio remained good with total non-performing assets of $2.4 million, or 0.28% of total assets at June 30, 2005 compared to $2.5 million, or 0.35% of total assets at June 30, 2004, and $2.8 million, or 0.35% of total assets at March 31, 2005. Net loan charge-offs for the first fiscal quarter were $151,000 compared to the quarter a year ago of $269,000, and $151,000 for the quarter ended March 31, 2005.

The reserve for losses on loans and loan commitments at June 30, 2005 remained unchanged at 1.32% of net loans at June 30, 2004, and essentially unchanged from 1.29% at March 31, 2005. In keeping with the quarter's strong loan growth, loan loss provision expense was $868,000 for the quarter ended June 30, 2005, up from $376,000 for the quarter ended June 30, 2004, and $488,000 for the quarter ended March 31, 2005. The increase in the loan loss provision expense reflects the increase in the Company's loan portfolio during the quarter. Management believes the reserve is at an appropriate level considering the credit quality demonstrated, loan loss histories, and prevailing economic conditions.

FUNDING:

At June 30, 2005, total branch deposits were $502.3 million, consisting of $311.5 million, or 62.0% in core deposits and $190.8 million, or 38.0% in time deposits compared with the comparable period a year ago of $453.4 million in total branch deposits, which consisted of $279.6 million, or 61.7% in core deposits and $173.8 million, or 38.3% in time deposits. Brokered deposits at June 30, 2005 totaled $59.4 million as compared to $23.8 million a year ago, an increase of $35.6 million. Federal Home Loan Bank (FHLB) and other borrowings at

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

June 30, 2005 totaled $193.8 million as compared to $168.2 million a year ago, an increase of $25.6 million. "Branch deposit growth with an emphasis on core deposit growth remains essential to long term funding and earnings," noted Conklin.

NET INTEREST MARGIN AND INTEREST RATE RISK:

The Company's net interest margin was 4.47% for the first fiscal quarter of 2006 compared to 4.43% for the quarter ended June 30, 2004. The flattening of the yield curve continues to pressure the net interest margin, however, the Company's asset sensitivity continues to accommodate timely market pricing as the cost of deposits and borrowed funds continues to increase. Yields on earning assets increased by 27 basis points during the current quarter to 6.82% compared to 6.31% for the quarter ended June 30, 2004. Meanwhile, the average rates paid on interest-bearing liabilities increased 19 basis points during the current quarter to 2.33% compared to1.90% for the quarter ended June 30, 2004. The yield curve continues to fluctuate with the economy with the net interest margin remaining under pressure. Attainment of branch deposit growth objectives as opposed to continued reliance on high cost of FHLB borrowings is essential to maintenance of the net interest margin.

NON INTEREST INCOME AND EXPENSE:

Non-interest income for the quarters ended June 30, 2005 and 2004 remained unchanged at $1.7 million. Non-interest income is driven by gain on sales of loans and transaction account fees.

Non-interest expense for the quarter ended June 30, 2005 was $6.0 million, or 4.6% above the quarter ended June 30, 2004 of $5.7 million. Non-interest expenses are expected to increase as the Company invests in new branches and complies with increased regulatory and audit requirements.

CAPITAL:

At June 30, 2005, Tier 1 capital (leverage ratio based on average assets) was $53.2 million, or 6.6%, and total risk capital (to risk-weighted assets) was $63.7 million, or 10.6%. Risk capital for the current quarter was enhanced by issuance of $3.0 million in subordinated debt by the Company's subsidiary, FirstBank Northwest, to US Bank.

BUSINESS STRATEGY:

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, and has a track record of consistent above-average growth and improving profitability, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards, local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

FORWARD LOOKING STATEMENTS:

    Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

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

                                FIRSTBANK NW CORP

FINANCIAL HIGHLIGHTS
(unaudited)  (dollars in thousands except share and per share data)

                                               Three Months        Three Months
                                                  Ended               Ended
                                                 June 30,            June 30,
                                                   2005                2004
                                               ------------        ------------
Interest Income                                $     12,140        $      9,510
Interest Expense                                      4,328               2,982
Provision for Loan Losses                               868                 376
                                               ------------        ------------
Net Interest Income After Provision for
     Loan Losses                                      6,944               6,152
                                               ------------        ------------

Non-Interest Income
  Gain on Sale of Loans (1)                             338                 504
  Service Fees and Charges                            1,217               1,181
  Commission and Other                                  102                  33
                                               ------------        ------------
Total Non-Interest Income                             1,657               1,718
                                               ------------        ------------

Non-Interest Expenses
  Compensation and Related Expenses                   3,639               3,418
  Occupancy                                             706                 744
  Other                                               1,605               1,528
                                               ------------        ------------
Total Non-Interest Expense                            5,950               5,690
                                               ------------        ------------

Income Tax Expense                                      799                 628
                                               ------------        ------------
Net Income                                     $      1,852        $      1,552
                                               ============        ============

Basic Earnings per Share                       $       0.63        $       0.54
Diluted Earnings per Share                     $       0.62        $       0.52
Weighted Average Shares Outstanding- Basic        2,928,855           2,866,090
Weighted Average Shares Outstanding- Diluted      2,990,800           2,996,698
Actual Shares Issued                              2,998,695           2,965,268

FINANCIAL STATISTICS
(ratios annualized)

                                               June 30, 2005       June 30, 2004
                                               -------------       -------------
Total Assets                                   $    843,961        $    732,662
Cash and Cash Equivalents                      $     43,994        $     37,007
Loans Receivable, net                          $    602,997        $    487,861
Loans Held for Sale                            $      8,383        $      5,285
Mortgage-Backed Securities                     $     59,401        $     71,180
Investment Securities                          $     48,325        $     49,326
Equity Securities, at cost                     $     12,789        $     12,628
Deposits                                       $    561,655        $    477,233
FHLB Advances and Other Borrowings             $    193,823        $    168,197
Stockholders' Equity                           $     73,960        $     69,671
Tangible Book Value per Share (2)              $      18.61        $      16.92
Tangible Equity/ Total Tangible Assets                 6.61%               6.86%
Number of Full-time Equivalent Employees (3)            262                 257


                                               Three Months        Three Months
                                                  Ended               Ended
                                                 June 30,            June 30,
                                                   2005                2004
                                               ------------        ------------
Return on Average Assets                               0.90%               0.88%
Return on Average Tangible Equity                     13.67%              12.76%
Return on Average Equity                              10.05%               8.92%
Average Equity/Average Assets                          8.94%               9.88%
Efficiency Ratio (4)                                  60.10%              65.16%
Non-Interest Expenses / Average Assets                 2.89%               3.23%
Net Interest Margin (5)                                4.47%               4.43%

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

LOANS                                     June 30, 2005                    June 30, 2004
                                      -----------------------         -----------------------
(unaudited)  (dollars in thousands
except share and per share data)

LOAN PORTFOLIO ANALYSIS:                Amount      Percent             Amount      Percent
                                      ----------   ----------         ----------   ----------
Real Estate Loans:
  Residential                         $  117,565        19.16%        $  117,436        23.68%
  Construction                            86,023        14.02             47,594         9.59
  Agricultural                            20,204         3.29             19,648         3.96
  Commercial                             191,347        31.18            126,590        25.52
                                      ----------   ----------         ----------   ----------
     Total Real Estate Loans             415,139        67.65            311,268        62.75
                                      ----------   ----------         ----------   ----------

Consumer and Other Loans:
  Home Equity                             40,265         6.56             31,430         6.34
  Agricultural Operating                  26,739         4.36             29,079         5.86
  Commercial                              90,860        14.81             81,551        16.44
  Other Consumer                          40,634         6.62             42,693         8.61
                                      ----------   ----------         ----------   ----------
     Total Consumer and Other Loans      198,498        32.35            184,753        37.25
                                      ----------   ----------         ----------   ----------

Total Loans Receivable                $  613,637       100.00%        $  496,021       100.00%
                                      ==========   ==========         ==========   ==========


ALLOWANCE FOR LOAN LOSSES                          Three Months Ended       Three Months Ended
                                                      June 30, 2005            June 30, 2004
                                                      -------------            -------------
Balance at Beginning of Period                        $       7,254            $       6,314
Provision for Loan Losses                                       868                      376
Charge Offs (Net of Recoveries)                                (151)                    (269)
                                                      -------------            -------------
Balance at End of Period                              $       7,971            $       6,421
                                                      =============            =============
Loan Loss Allowance / Net Loans                                1.32%                    1.32%
Loan Loss Allowance / Non-Performing Loans                   825.16%                  554.01%


NON-PERFORMING ASSETS                                 June 30, 2005            June 30, 2004
                                                      -------------            -------------
Accruing Loans - 90 Days Past Due                     $         272            $           0
Non-accrual Loans                                               694                    1,159
                                                      -------------            -------------
Total Non-performing Loans                                      966                    1,159
Restructured Loans on Accrual                                 1,345                      827
Real Estate Owned (REO)                                           0                      525
Repossessed Assets                                               93                       28
                                                      -------------            -------------
Total Non-performing Assets                           $       2,404            $       2,539
                                                      =============            =============
Total Non-performing Assets/Total Assets                       0.28%                    0.35%
Loan and REO Loss Allowance as a Percentage of Non-
     Performing Assets                                       331.57%                  252.89%


AVERAGE BALANCES AND AVERAGE YIELDS/COSTS          Three Months Ended        Three Months Ended
                                                        June 30,                  June 30,
                                                          2005                      2004
                                                      -------------            -------------

Total Average Interest-Earning Assets                 $     737,425            $     634,028
Total Average Assets                                        824,707                  704,761
Average Deposits and Other Borrowed Funds                   743,171                  627,699
Average Total Tangible Equity                                54,528                   48,869

   (1) Gain on sale of loans includes recovery of mortgage servicing rights of $19 at June 30, 2005 and $134 at June 30, 2004.
   (2) Calculation excludes unallocated shares in the employee stock ownership plan (ESOP) June 30, 2005 -- 68,704 and June 30, 2004 -- 77,060 shares.
   (3) Number of full-time equivalent employees is the quarterly average.
   (4) Calculation is non-interest expense divided by tax equivalent non-interest income and tax equivalent net interest income.
   (5) Calculation is tax equivalent net interest income divided by total interest-earning assets.

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